Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of April 26, 2018 (this “Amendment”), between and among FS CREIT FINANCE WF-1 LLC, a Delaware limited liability company (“Seller”), FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of August 30, 2017 (as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor executed and delivered to Buyer that certain Guarantee Agreement, dated as of August 30, 2017 (as amended pursuant to the terms of Amendment No. 1 to Guarantee Agreement, dated of even date herewith, by and between Guarantor and Buyer (the “Guarantee Amendment”) and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”); and

WHEREAS, Seller and Buyer have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein and to separately terminate each of the Shareholder Cash Collateral Account Control Agreements, and Guarantor hereby agrees to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Guarantor hereby agree as follows:

SECTION 1. Repurchase Agreement Amendments.

(a) Clause (h) of the definition of “Eligible Asset”, as set forth in Section 2.01 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

(h) with respect to such Asset, none of the Underlying Obligors (and any of their respective Affiliates) related to such Asset are Sanctioned Targets;

(b) The defined term “Repurchase Documents”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Controlled Account Agreement, the Servicing

Agreement and any related sub servicing agreements, the Pledge and Security Agreement, the Guarantee Agreement, all Account Control Agreements, the Power of Attorney, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

(c) The defined term “Shareholder Cash Collateral Account Control Agreements”, as set forth in Article 2 of the Repurchase Agreement, is hereby deleted in its entirety.

(d) The second full sentence of Section 7.06 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

None of Seller, Guarantor nor any Subsidiaries of Seller or Guarantor, nor to the knowledge of Seller or Guarantor, any Affiliate of Seller or Guarantor (i) is in violation of any Sanctions or (ii) is a Sanctioned Target.

(e) Sections 10.01(r), (s) and (t) of the Repurchase Agreement are hereby deleted in their entirety and replaced with the following, new Sections 10.01 (r) and (s):

(r) any Material Modification is made to any Purchased Asset or any Purchased Asset Document without the prior written consent of Buyer; and

(s) at any time the total amount on deposit in the Waterfall Account is less than the Minimum Liquidity Amount and Seller fails to cure such circumstance within one (1) Business Day after either receiving notice of the related shortfall or otherwise becoming aware of such shortfall.

SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which (a) this Amendment is executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, along with such other documents as Buyer or counsel to Buyer may reasonably request, and (b) each of the conditions precedent set forth in Section 2 of each of the Guarantee Amendment and Amendment No. 1 to Fee and Pricing Letter, dated of even date herewith, by and between Seller and Buyer, have been satisfied.

SECTION 3. Representations, Warranties and Covenants. Each of Seller and Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Each of Seller and Guarantor hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 4. Acknowledgements of Seller. Seller hereby acknowledges that (a) Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents, and (b) Seller has no defenses, counterclaims or set-offs with respect to any of its obligations under any of the Repurchase Documents.

SECTION 5. Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee Agreement to the extent of the Guaranteed Obligations (as defined therein), and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.

SECTION 7. No Novation, Effect of Agreement. The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owning by Seller, Guarantor or any of their respective Affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 9. Expenses. Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 10. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN

CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

FS CREIT FINANCE WF-1, LLC, a Delaware limited
liability company

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Financial Officer

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST INC.,
a Maryland corporation

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Financial Officer

BUYER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking association

By:	/s/ Michael P. Duncan
Name: Michael P. Duncan
Title: Vice President